N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Reports Third Quarter 2020 Results
•Generated Net Cash Provided by Operating Activities of $259 million
•Generated $139 million of free cash flow after dividend (Non-GAAP)
•Invested $83 million in the quarter
•Oil production averaged 71,600 barrels per day

DENVER, November 4, 2020 - Cimarex Energy Co. (NYSE: XEC) today reported a third quarter 2020 net loss of $292.7 million, or $2.94 per share, compared to net income of $123.8 million, or $1.21 per share, in the same period a year ago. Third quarter results were negatively impacted by non-cash charges related to the impairment of oil and gas properties. Third quarter adjusted net income (non-GAAP) was $52.4 million, or $0.51 per share, compared to third quarter 2019 adjusted net income (non-GAAP) of $96.0 million, or $0.94 per share1. Net cash provided by operating activities was $259.2 million in the third quarter of 2020 compared to $320.1 million in the same period a year ago. Adjusted cash flow from operations (non-GAAP) was $236.7 million in the third quarter of 2020 compared to $360.7 million in the third quarter a year ago1.

Oil production averaged 71.6 thousand barrels (MBbls) per day. Total company production volumes for the quarter averaged 249.4 thousand barrels of oil equivalent (MBOE) per day.

Realized oil prices averaged $37.94 per barrel, up 94 percent from $19.57 in the previous quarter but down 28 percent from the $52.71 per barrel received in the third quarter of 2019. Realized natural gas prices averaged $1.14 per thousand cubic feet (Mcf), up 25 percent sequentially from $0.91 per Mcf and up 30 percent from the third quarter 2019 average of $0.88 per Mcf. NGL prices averaged $10.89 per barrel, up 45 percent from $7.52 per barrel in the second quarter of 2020 and up one percent from the $10.80 barrel received in the third quarter of 2019.

Cimarex's realized oil price was a negative differential to WTI of $2.99 per barrel in the quarter down from $8.28 per barrel in the previous quarter, with a negative oil price differential in the Permian of $2.71 per barrel in the third quarter, down sequentially from $8.12 per barrel. The company realized a negative differential to Henry Hub on its Permian natural gas production of $1.15 per Mcf in the third quarter of 2020 compared to $1.83 per Mcf in the third quarter of 2019 and $1.09 in the second quarter of 2020. In the Mid-Continent region, the company's average negative differential to Henry Hub was $0.31 per Mcf versus $0.66 per Mcf in the third quarter of 2019 and $0.31 per Mcf in the second quarter of 2020.

Cimarex invested a total of $83 million during the quarter, of which $52 million was attributable to drilling and completion activities and $3 million to saltwater disposal assets. Third quarter investments were funded with cash flow from operating activities. Total debt at September 30, 2020 consisted of $2.0 billion of long-term notes, with no debt maturities until 2024. Cimarex had no borrowings under its revolving credit facility and a cash balance of $273 million at quarter end.

The company has reduced staff by 20 percent year to date through a combination of an Early Retirement Program (ERIP), further staff reductions completed in the third quarter, and attrition. Cimarex has incurred $31 million in severance expenses year to date, of which $15 million was expensed in the third quarter. Cost savings are expected to total $40-50 million annually, beginning in 2021.

Outlook
Improved oil prices in the third quarter allowed Cimarex to resume activity. We are currently running four drilling rigs in the Permian basin and have had two completion crews working since September 1. Cimarex continues to expect capital investment for the year to total approximately $600 million, as stated in guidance given in August.
Fourth quarter 2020 production volumes are expected to average 215 - 235 MBOE per day, with oil volumes estimated to average 62.5 - 68.5 MBbls per day. Total 2020 daily production volumes are expected to average 250 - 255 MBOE per day, with annual oil volumes estimated to average 75.5 - 77.5 MBbls per day.
Expenses per BOE of production for 2020 are estimated to be:

Production expense	$2.90 - $3.10
Transportation, processing and other expense	2.10 - 2.40
DD&A and ARO accretion	7.50 - 8.00
General and administrative expense	1.00 - 1.10
Taxes other than income (% of oil and gas revenue)	5.0% - 7.0%

Operations Update
Cimarex invested $83 million during the third quarter, with 95 percent invested in the Permian Basin and 5 percent in the Mid-Continent. Cimarex brought 11 gross (1.4 net) wells on production during the quarter. At September 30, 74 gross (39.0 net) wells were waiting on completion.

WELLS BROUGHT ON PRODUCTION BY REGION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Gross wells
Permian Basin	7	44	59	100
Mid-Continent	4	52	43	144
	11	96	102	244
Net wells
Permian Basin	1.4	16.1	32.3	53.0
Mid-Continent	nil	5.4	1.7	16.1
	1.4	21.5	34.0	69.1

Permian Region
Production from the Permian region averaged 180.3 MBOE per day in the third quarter, a nine percent decrease from third quarter 2019. Oil volumes averaged 62.9 MBbls per day, a 16 percent decrease from third quarter 2019 and down nine percent sequentially.

Cimarex brought 7 gross (1.4 net) wells on production in the Permian region during the third quarter. There were 51 gross (38.7 net) wells waiting on completion at September 30. Cimarex currently is operating four drilling rigs and two completion crews in the region.

Mid-Continent Region
Production from the Mid-Continent averaged 68.8 MBOE per day for the third quarter, down 22 percent from third quarter 2019 and in line with the previous quarter.

During the third quarter, 4 gross (nil net) wells were brought on production in the Mid-Continent region. At the end of the quarter, 23 gross (0.3 net) wells were waiting on completion. Cimarex currently is not operating drilling rigs or completion crews in the Mid-Continent.

Cimarex’s average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Permian Basin
Gas (MMcf)	380.2	422.9	415.6	381.2
Oil (Bbls)	62,930	74,819	70,415	70,188
NGL (Bbls)	53,971	53,311	50,079	51,492
Total Equivalent (MBOE)	180.3	198.6	189.8	185.2

Mid-Continent
Gas (MMcf)	222.3	293.7	234.5	292.1
Oil (Bbls)	8,523	14,788	9,173	13,880
NGL (Bbls)	23,249	24,338	21,814	25,480
Total Equivalent (MBOE)	68.8	88.1	70.1	88.0

Total Company
Gas (MMcf)	603.4	718.0	651.0	674.6
Oil (Bbls)	71,571	89,731	79,743	84,230
NGL (Bbls)	77,294	77,693	71,951	77,021
Total Equivalent (MBOE)	249.4	287.1	260.2	273.7

AVERAGE REALIZED PRICE BY REGION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Permian Basin
Gas ($ per Mcf)	0.83	0.40	0.50	0.36
Oil ($ per Bbl)	38.22	52.69	34.46	51.70
NGL ($ per Bbl)	10.17	9.94	8.68	12.40

Mid-Continent
Gas ($ per Mcf)	1.67	1.57	1.48	2.01
Oil ($ per Bbl)	35.87	52.73	33.09	53.55
NGL ($ per Bbl)	12.59	12.69	11.38	15.28

Total Company
Gas ($ per Mcf)	1.14	0.88	0.85	1.08
Oil ($ per Bbl)	37.94	52.71	34.31	52.02
NGL ($ per Bbl)	10.89	10.80	9.50	13.36

Other
Cimarex received cash settlements of $10.8 million related to its oil hedges during the quarter. Settlement of gas hedges resulted in cash receipts of $2.8 million .

The following table summarizes the company’s current open hedge positions:

		4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22

Gas Collars:	PEPL (2)
	Volume (MMBtu/d)	100,000	100,000	100,000	90,000	90,000	60,000	20,000
	Wtd Avg Floor	$1.78	$1.83	$1.89	$2.00	$2.00	$2.13	$2.40
	Wtd Avg Ceiling	$2.21	$2.23	$2.28	$2.42	$2.42	$2.55	$2.86

	El Paso Perm (2)
	Volume (MMBtu/d)	70,000	70,000	80,000	70,000	70,000	40,000	20,000
	Wtd Avg Floor	$1.36	$1.50	$1.62	$1.86	$1.86	$2.13	$2.40
	Wtd Avg Ceiling	$1.64	$1.79	$1.92	$2.22	$2.22	$2.53	$2.88

	Waha (2)
	Volume (MMBtu/d)	70,000	90,000	100,000	90,000	90,000	60,000	20,000
	Wtd Avg Floor	$1.43	$1.52	$1.61	$1.82	$1.82	$1.98	$2.40
	Wtd Avg Ceiling	$1.73	$1.83	$1.93	$2.17	$2.17	$2.39	$2.86

Oil Collars:	WTI (3)
	Volume (Bbl/d)	41,000	40,000	34,000	25,000	25,000	11,000	4,000
	Wtd Avg Floor	$40.91	$38.06	$34.62	$32.44	$32.44	$35.91	$37.50
	Wtd Avg Ceiling	$49.84	$46.45	$43.28	$41.49	$41.49	$47.37	$51.04

Oil Basis Swaps:	WTI Midland (4)
	Volume (Bbl/d)	32,000	31,000	33,000	28,000	28,000	15,000	8,000
	Wtd Avg Differential	$0.18	$0.03	$(0.02)	$(0.20)	$(0.20)	$0.19	$0.25

Oil Roll Differential Swaps:	WTI (3)
	Volume (Bbl/d)	—	7,000	11,000	11,000	11,000	11,000	4,000
	Wtd Avg Price	$—	$(0.24)	$(0.22)	$(0.22)	$(0.22)	$(0.22)	$(0.20)

Conference call and webcast
Cimarex will host a conference call tomorrow, November 5, 2020 at 11:00 a.m. EST (9:00 a.m. MST). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216). A replay will be available on the company’s website.

Investor Presentation
For more details on Cimarex’s third quarter 2020 results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Permian Basin and Mid-Continent areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the disclosures under the heading “Outlook” contain projections for certain 2020 operational and financial metrics. These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.
Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility, including those resulting from demand destruction from the COVID-19 pandemic; disruptions to the availability of workers and contractors due to illness and stay at home orders related to the COVID-19 pandemic; disruptions to gathering, pipeline, refining, transportation and other midstream and downstream activities, including due to the COVID-19 pandemic; disruptions to supply chains and availability of critical equipment and supplies, including as a result of the COVID-19 pandemic; the effectiveness of controls over financial reporting; declines in the values of our oil and gas properties resulting in impairments; impairments of goodwill; higher than expected costs and expenses, including the availability and cost of services and materials, which may be impacted by the COVID-19 pandemic; compliance with environmental and other regulations, including new regulations that may result from a change in federal and state administrations and legislatures; regulatory approvals, including regulatory restrictions on federal lands which may be negatively impacted by a change in administration; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water, which may be negatively impacted by a change in administration; costs and availability of third party facilities for gathering, processing, refining and transportation; risks associated with concentration of operations in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner, which may be negatively impacted by COVID-19 restrictions on regulatory personnel who process and approve those matters and by changes in federal and state administrations and legislatures; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; unexpected future capital expenditures; economic and competitive conditions; the availability and cost of capital; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; derivative and hedging activities; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Karen Acierno
303-285-4957
www.cimarex.com

1Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.
2PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index, El Paso Perm refers to El Paso Permian Basin index, and Waha refers to West Texas (Waha) Index, all as quoted in Platt’s Inside FERC.
3WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.
4Index price on basis swaps is WTI NYMEX less the weighted average WTI Midland differential, as quoted by Argus Americas Crude.

RECONCILIATION OF ADJUSTED NET INCOME

The following reconciles net (loss) income as reported under generally accepted accounting principles (GAAP) to adjusted net income (non-GAAP) for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands, except per share data)

Net (loss) income	$(292,740)	$123,847	$(1,992,169)	$259,472
Impairment of oil and gas properties (1)	351,029	—	1,625,878	—
Impairment of goodwill	—	—	714,447	—
Mark-to-market loss (gain) on open derivative positions	79,281	(37,039)	83,281	34,831
Loss on early extinguishment of debt	—	—	—	4,250
Acquisition related costs	—	13	—	8,404
Asset retirement obligation	—	—	2,800	—
Tax impact (2)	(85,201)	9,146	(376,631)	(11,491)
Adjusted net income	$52,369	$95,967	$57,606	$295,466
Diluted (loss) earnings per share	$(2.94)	$1.21	$(19.99)	$2.56
Adjusted diluted earnings per share*	$0.51	$0.94	$0.56	$2.95

Weighted-average number of shares outstanding:
Adjusted diluted**	102,046	101,593	102,097	100,266
______________________________________
(1)An additional ceiling test impairment is anticipated in the fourth quarter.
(2)Because the goodwill impairment is not deductible for tax purposes, the tax impact in the 2020 period is calculated using an effective tax rate determined by excluding goodwill from the effective tax rate calculation.

Adjusted net income and adjusted diluted earnings per share exclude the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP measures because:

a)Management uses adjusted net income to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.
b)Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Does not include adjustments resulting from application of the "two-class method" used to determine earnings per share under GAAP.

** Reflects the weighted-average number of common shares outstanding during the period as adjusted for the dilutive effects of outstanding stock options.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS, FREE CASH FLOW AND
FREE CASH FLOW AFTER DIVIDEND

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP), free cash flow (non-GAAP) and free cash flow after dividend (non-GAAP) for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Net cash provided by operating activities	$259,193	$320,074	$712,690	$984,157
Change in operating assets and liabilities	(22,529)	40,655	(25,077)	63,996

Adjusted cash flow from operations	236,664	360,729	687,613	1,048,153

Oil and gas expenditures	(70,811)	(286,250)	(482,141)	(999,225)
Other capital expenditures	(1,913)	(18,894)	(39,965)	(59,035)
Change in capital accruals	(1,343)	(2,787)	84,943	11,866
Free cash flow	162,597	52,798	250,450	1,759

Dividends paid	(23,684)	(21,483)	(68,893)	(60,130)
Free cash flow after dividend	$138,913	$31,315	$181,557	$(58,371)

Management uses the non-GAAP financial measures of adjusted cash flow from operations, free cash flow and free cash flow after dividend as means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities. Management believes these non-GAAP financial measures provide useful information to investors for the same reason, and that they are also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

OIL AND GAS CAPITALIZED EXPENDITURES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Acquisitions:
Proved	$—	$2,373	$7,250	$696,173
Unproved	—	(30,314)	—	1,021,468
	—	(27,941)	7,250	1,717,641

Exploration and development:
Land and seismic	11,586	18,377	$37,626	$42,456
Exploration and development	68,963	278,083	375,357	947,002
	80,549	296,460	412,983	989,458

Property sales:
Proved	(67,514)	(9,286)	$(67,514)	$(27,314)
Unproved	—	(81)	(830)	(9,835)
	(67,514)	(9,367)	(68,344)	(37,149)

	$13,035	$259,152	$351,889	$2,669,950

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands, except per share information)
Revenues:
Oil sales	$249,826	$435,094	$749,623	$1,196,166
Gas and NGL sales	140,761	135,483	339,503	479,442
Gas gathering and other	11,072	11,728	34,746	30,117
	401,659	582,305	1,123,872	1,705,725
Costs and expenses:
Impairment of oil and gas properties	351,029	—	1,625,878	—
Depreciation, depletion, amortization, and accretion	159,626	230,172	576,051	638,122
Impairment of goodwill	—	—	714,447	—
Production	62,025	89,820	213,598	257,219
Transportation, processing, and other operating	53,130	59,797	161,334	173,479
Gas gathering and other	4,649	5,273	16,473	17,015
Taxes other than income	22,822	30,873	70,269	105,600
General and administrative	28,598	15,499	80,333	69,494
Stock compensation	9,738	6,797	22,879	20,004
Loss (gain) on derivative instruments, net	65,607	(38,735)	(37,448)	35,949
Other operating expense, net	167	10,141	548	19,057
	757,391	409,637	3,444,362	1,335,939

Operating (loss) income	(355,732)	172,668	(2,320,490)	369,786

Other (income) and expense:
Interest expense	23,361	24,586	69,589	69,665
Capitalized interest	(12,286)	(16,264)	(38,407)	(41,811)
Loss on early extinguishment of debt	—	—	—	4,250
Other, net	(1,572)	(140)	1,053	(4,548)

(Loss) income before income tax	(365,235)	164,486	(2,352,725)	342,230
Income tax (benefit) expense	(72,495)	40,639	(360,556)	82,758
Net (loss) income	$(292,740)	$123,847	$(1,992,169)	$259,472

Earnings (loss) per share to common stockholders:
Basic	$(2.94)	$1.21	$(19.99)	$2.56
Diluted	$(2.94)	$1.21	$(19.99)	$2.56

Dividends declared per common share	$0.22	$0.20	$0.66	$0.60

Weighted-average number of shares outstanding:
Basic	100,013	99,735	99,912	98,452
Diluted	100,013	99,735	99,912	98,458

Comprehensive (loss) income:
Net (loss) income	$(292,740)	$123,847	$(1,992,169)	$259,472
Other comprehensive income:
Change in fair value of investments, net of tax of $0, ($648), $0 and ($220), respectively	—	(2,198)	—	(745)
Total comprehensive (loss) income	$(292,740)	$121,649	$(1,992,169)	$258,727

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(292,740)	$123,847	$(1,992,169)	$259,472
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Impairment of oil and gas properties	351,029	—	1,625,878	—
Depreciation, depletion, amortization, and accretion	159,626	230,172	576,051	638,122
Impairment of goodwill	—	—	714,447	—
Deferred income taxes	(72,495)	40,639	(360,395)	82,758
Stock compensation	9,738	6,797	22,879	20,004
Loss (gain) on derivative instruments, net	65,607	(38,735)	(37,448)	35,949
Settlements on derivative instruments	13,674	1,696	120,729	(1,118)
Loss on early extinguishment of debt	—	—	—	4,250
Amortization of debt issuance costs and discounts	886	783	2,488	2,285
Changes in non-current assets and liabilities	(949)	(5,379)	6,070	(2,630)
Other, net	2,288	909	9,083	9,061
Changes in operating assets and liabilities:
Accounts receivable	(24,662)	(37,509)	179,953	80,183
Other current assets	5,193	2,901	6,688	2,140
Accounts payable and other current liabilities	41,998	(6,047)	(161,564)	(146,319)
Net cash provided by operating activities	259,193	320,074	712,690	984,157
Cash flows from investing activities:
Acquisition of oil and gas properties	—	(2,373)	(7,250)	(285,596)
Oil and gas capital expenditures	(70,811)	(286,250)	(482,141)	(999,225)
Other capital expenditures	(1,913)	(18,894)	(39,965)	(59,035)
Sales of oil and gas assets	69,006	15,314	69,836	28,547
Sales of other assets	704	425	1,892	859
Net cash used by investing activities	(3,014)	(291,778)	(457,628)	(1,314,450)
Cash flows from financing activities:
Borrowings of long-term debt	11,000	529,000	172,000	2,239,310
Repayments of long-term debt	(11,000)	(529,000)	(172,000)	(2,610,000)
Financing, underwriting, and debt redemption fees	(9)	(7)	(1,566)	(11,798)
Finance lease payments	(1,055)	(1,176)	(3,863)	(2,731)
Dividends paid	(23,684)	(21,483)	(68,893)	(60,130)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards	(2,316)	(1,752)	(2,505)	(2,406)
Proceeds from exercise of stock options	—	593	—	1,267
Net cash used by financing activities	(27,064)	(23,825)	(76,827)	(446,488)
Net change in cash and cash equivalents	229,115	4,471	178,235	(776,781)
Cash and cash equivalents at beginning of period	43,842	19,414	94,722	800,666
Cash and cash equivalents at end of period	$272,957	$23,885	$272,957	$23,885

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30, 2020	December 31, 2019
Assets	(in thousands, except share and per share information)
Current assets:
Cash and cash equivalents	$272,957	$94,722
Accounts receivable, net of allowance	269,440	448,584
Oil and gas well equipment and supplies	45,959	47,893
Derivative instruments	39,402	17,944
Other current assets	6,271	12,343
Total current assets	634,029	621,486
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	21,076,796	20,678,334
Unproved properties and properties under development, not being amortized	1,208,733	1,255,908
	22,285,529	21,934,242
Less – accumulated depreciation, depletion, amortization, and impairment	(18,862,339)	(16,723,544)
Net oil and gas properties	3,423,190	5,210,698
Fixed assets, net of accumulated depreciation of $439,968 and $389,458, respectively	457,010	519,291
Goodwill	—	716,865
Derivative instruments	952	580
Deferred income taxes	21,971	—
Other assets	68,818	71,109
	$4,605,970	$7,140,029
Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,635	$49,020
Accrued liabilities	280,861	418,978
Derivative instruments	96,763	16,681
Revenue payable	123,705	207,939
Operating leases	59,989	66,003
Total current liabilities	595,953	758,621
Long-term debt principal	2,000,000	2,000,000
Less—unamortized debt issuance costs and discounts	(13,215)	(14,754)
Long-term debt, net	1,986,785	1,985,246
Deferred income taxes	—	338,424
Derivative instruments	26,048	1,018
Operating leases	144,755	184,172
Other liabilities	227,007	214,787
Total liabilities	2,980,548	3,482,268
Redeemable preferred stock - 8.125% Series A Cumulative Perpetual Convertible Preferred Stock, $0.01 par value, 62,500 shares authorized and issued	81,620	81,620

Stockholders' equity:
Common stock, 0.01 par value, 200,000,000 shares authorized, 101,970,811 and 102,144,577 shares issued, respectively	1,020	1,021
Additional paid-in capital	3,226,828	3,243,325
(Accumulated deficit) retained earnings	(1,684,046)	331,795
Total stockholders' equity	1,543,802	3,576,141
	$4,605,970	$7,140,029